Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grubb & Ellis Company
     We hereby consent to the inclusion in this Registration Statement on Form S-1 of Grubb & Ellis Company for the years ended December 31, 2008 and 2007 of our report dated November 19, 2009, relating to the financial statements of Grubb & Ellis Securities, Inc. (f.k.a. NNN Capital Corp.) as of and for the years ended December 31, 2008 and 2007.

/s/ PKF

San Diego, California	PKF
December 2, 2009	Certified Public Accountants
A Professional Corporation